UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
 THE SECURITIES ACT OF 1933
MTS SYSTEMS CORPORATION
 (Exact name of registrant as specified in its charter)

Minnesota	41-1831724
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

14000 Technology Drive, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

MTS SYSTEMS CORPORATION 2011 STOCK INCENTIVE PLAN
 (Full title of the plan)
Laura B. Hamilton	Copy to:
Chair and Chief Executive Officer	JC Anderson, Esq.
MTS Systems Corporation	Gray Plant Mooty Mooty & Bennett, P.A.
14000 Technology Drive	500 IDS Center
Eden Prairie, Minnesota 55344	80 South Eighth Street
(Name and address of agent for service)	Minneapolis, Minnesota 55402

(952) 937-4000
 (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)

Common Stock, $.25 par value	1,000,000 shares	$38.175	$38,175,000	$4,432.12

(1)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable with respect to the shares of Common Stock registered hereunder for issuance under the 2011 Incentive Stock Plan (the “2011 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.

(2)
Pursuant to Rules 457(c) and 457(h)(1), the per share price is estimated, solely for the purpose of determining the registration fee, based upon the average of the high and low prices for such common stock on February 3, 2011 as reported by the Nasdaq Stock Market.

PART I

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Item 3.   Incorporation of Documents by Reference.

The following documents have been filed by MTS Systems Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) and are incorporated in this by reference herein:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended October 2, 2010, filed with the Commission on December 1, 2010.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended January 1, 2011, filed with the Commission on February 3, 2011.

The Registrant’s Current Reports on Form 8-K filed on November 18, 2010, December 9, 2010, December 28, 2010 and January 25, 2011.

All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), since October 2, 2010.

(c)
The description of the Registrant’s capital stock under the heading “Comparison of Rights of Holders of MTS Common Stock and Holders of DSPT Common Stock—Description of MTS Common Stock” contained in the Registrant’s Registration Statement filed on Form S-4 (333-77277), filed with the Commission on April 28, 1999.

All documents hereafter filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant’s Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Bruce W. Mooty, Secretary of the Registrant, is a partner of Gray Plant Mooty Mooty & Bennett, P.A., which is the law firm passing on the validity of the securities issued under the Plan.

Item 6.   Indemnification of Directors and Officers.

Section 302A.521 of the Minnesota Business Corporation Act (the “MBCA”) provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of acts or omissions performed in his or her official capacity as an officer, director, employee or agent of the corporation against judgments, penalties, fines, including without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

(a)    has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions;

(b)    acted in good faith;

(c)    received no improper personal benefit and Section 302A.255 of the MBCA (regarding conflicts of interest), if applicable, has been satisfied;

(d)    in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

(e)    in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

In addition, Section 302A.521, subd. 3, of the MBCA requires payment or reimbursement by the corporation, upon written request, of reasonable expenses (including attorneys’ fees) incurred by a person in advance of the final disposition of a proceeding, (a) upon receipt by the corporation of a written affirmation by the person of a good faith belief that the requirements for indemnification set forth above have been met as well as a written undertaking by the person to repay all amounts so paid or reimbursed by the corporation, if it is ultimately determined that the criteria for indemnification have not been satisfied, and (b) after a determination that the facts then known to those making the determination would not preclude indemnification under this section.

As permitted by Section 302A.251 of the MBCA, Article X of the Registrant’s Amended and Restated Articles of Incorporation provide that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (1) for any breach of the director’s duty of loyalty to the Registrant or its stockholders; (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) for paying a dividend or approving a stock repurchase in violation of Section 302A.559 of the MBCA or for violating the securities registration or anti-fraud provisions of Section 80A.23 of the MBCA; (4) for any transaction from which the director derived an improper personal benefit; or (5) for any act or omission occurring prior to the date when the provision becomes effective.

Article X of the Registrant’s Amended and Restated Articles of Incorporation provide that the provision of Article X shall not be deemed to limit or preclude indemnification of a director by the Registrant for any liability of a director which has not been eliminated by the provisions of Article X.

The Registrant’s Amended and Restated Articles of Incorporation further provide that if the Minnesota Statutes is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the amended Minnesota Statutes.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

The following are filed as exhibits to this Registration Statement on Form S-8:

Exhibit Number	Description

4.1	MTS Systems Corporation 2011 Stock Incentive Plan, as amended on January 24, 2011.

5.1	Opinion of Gray Plant Mooty Mooty & Bennett, P.A. as to the legality of the shares of Common Stock being registered (filed herewith).

23.1	Consent of KPMG LLP (filed herewith).

23.2	Consent of Gray Plant Mooty Mooty & Bennett, P.A. (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page hereto).

99.1	Form of Notice of Grant and Terms and Conditions of Employee Options (filed herewith).

99.2	Form of Notice of Grant and Terms and Conditions of Employee Restricted Stock Units (filed herewith).

99.3	Form of Notice of Grant and Terms and Conditions of Employee Restricted Stock (filed herewith).

99.4	Form of Notice of Grant and Terms and Conditions of Restricted Stock for Directors (filed herewith).

Item 9.   Undertakings.

(a)   The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)   to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “1933 Act”);

(ii)   to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that:

(A)   paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement;

(B)  paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)   That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof; and

(c)   Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota on February 9, 2011.

MTS SYSTEMS CORPORATION

By:	/s/ LAURA B. HAMILTON
Laura B. Hamilton Chair and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of MTS Systems Corporation hereby constitute and appoint Laura B. Hamilton and Susan E. Knight, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ LAURA B. HAMILTON	Chair and Chief Executive Officer	February 9, 2011
Laura B. Hamilton

/s/ SUSAN E. KNIGHT	Chief Financial Officer and Vice President	February 9, 2011
Susan E. Knight

/s/ DAVID J. ANDERSON	Director	February 9, 2011
David J. Anderson

/s/ JEAN-LOU CHAMEAU	Director	February 9, 2011
Jean-Lou Chameau

/s/ BRENDAN C. HEGARTY	Director	February 9, 2011
Brendan C. Hegarty

/s/ EMILY M. LIGGETT	Director	February 9, 2011
Emily M. Liggett

/s/ WILLIAM V. MURRAY	Director	February 9, 2011
William V. Murray

/s/ BARB J. SAMARDZICH	Director	February 9, 2011
Barb J. Samardzich

/s/ GAIL P. STEINEL	Director	February 9, 2011
Gail P. Steinel

EXHIBIT INDEX

Exhibit Number	Description

4.1	MTS Systems Corporation 2011 Stock Incentive Plan, as amended on January 24, 2011.

5.1	Opinion of Gray Plant Mooty Mooty & Bennett, P.A. as to the legality of the shares of Common Stock being registered (filed herewith).

23.1	Consent of KPMG LLP (filed herewith).

23.2	Consent of Gray Plant Mooty Mooty & Bennett, P.A. (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page hereto).

99.1	Form of Notice of Grant and Terms and Conditions of Employee Options (filed herewith).

99.2	Form of Notice of Grant and Terms and Conditions of Employee Restricted Stock Units (filed herewith).

99.3	Form of Notice of Grant and Terms and Conditions of Employee Restricted Stock (filed herewith).

99.4	Form of Notice of Grant and Terms and Conditions of Restricted Stock for Directors (filed herewith).